 Exhibit 24(b)(8.70)

Second Amendment to the Selling and Services Agreement and Participation Agreement

     This Second Amendment dated as of March 1, 2010 by and between ING Life Insurance and Annuity Company (“ING Life”), ING Institutional Plan Services, LLP (“ING Institutional”), ING Financial Advisers, LLC (“ING Financial”)(collectively “ING”), and Hartford Investment Financial Services, LLC (“Distributor”) is made to the Selling and Services Agreement and Fund Participation Agreement, as amended on April 14, 2009, and dated as of September 2, 2008 (the “Agreement”). Terms defined in the Agreement are used herein as therein defined.

     WHEREAS, pursuant to Section 18 of the Agreement, ING and Distributor wish to amend the Agreement as set forth below.

     NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties agree as follows:

     Section II of Schedule A to the Agreement is deleted in its entirety and is replaced by the revised Section II of Schedule A attached hereto.

     Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

     This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

[Signatures appear on following page.]

ING LIFE INSURANCE AND		HARTFORD INVESTMENT FINANCIAL
ANNUITY COMPANY		SERVICES, LLC

By:	/s/ Lisa S. Gilarde	By:	/s/ Robert Arena
Name:	Lisa S. Gilarde	Name:	Robert Arena
Title: Vice President		Title:	President

ING FINANCIAL ADVISERS, LLC		ING INSTITUTIONAL PLAN SERVICES, LLC

By:	/s/ David Kelsey	By:	/s/ Michelle Sheiowitz, Attorney in Fact
Name:	David Kelsey	Name: Michelle Sheiowitz, Attorney in Fact
Title: COO/VP		Title: Vice President

SCHEDULE A

Section II

The following chart shall be used to calculate Fees pursuant to Section I of this Schedule A with respect to each Fund and Share class:

FUND NAME	SHARE	TOTAL	ADMINISTRAT	12B-1 FEE	OTHER
	CLASS	COMPENSATI	IVE SERVICE	(SERVICE	FEE[1]
		ON	FEE	FEE)
Hartford Mutual Funds, Inc.	R3	__ bps	__ bps	__ bps	__ bps
Hartford Mutual Funds II, Inc.
Hartford Mutual Funds, Inc.	R4	__ bps	__ bps	__ bps	__ bps
Hartford Mutual Funds II, Inc.

The following chart shall be used to calculate Fees for Class R5 and Y shares of the following funds:

The Hartford Advisers Fund	The Hartford Global Growth Fund		The Hartford International Opportunities Fund
The Hartford Balanced Allocation Fund[2]	The Hartford Global Health Fund		The Hartford International Small Company Fund[3]
The Hartford Capital Appreciation II Fund	The Hartford Growth Allocation Fund[2]		The Hartford Small Company Fund
The Hartford Conservative Allocation Fund[2]	The Hartford Growth Fund		The Hartford SmallCap Growth Fund
The Hartford Equity Income Fund	The Hartford High Yield Fund		The Hartford Value Fund
The Hartford Equity Growth Allocation Fund[2]	The Hartford International Growth Fund

Fund Name	Share	Total	Administrative	12b-1 Fee	Other
	Class	Compensation	Service Fee	(Service	Fee[1]
Fee)
Hartford Mutual Funds, Inc.	R5	__ bps	__ bps	__ bps	__ bps
Hartford Mutual Funds II, Inc.

Hartford Mutual Funds, Inc.	Y	__ bps	__ bps	__ bps	__ bps
Hartford Mutual Funds II, Inc.

The following chart shall be used to calculate Fees for Class R5 and Y shares of the following funds:

The Hartford Capital Appreciation Fund	The Hartford Dividend & Growth Fund		The Hartford Growth Opportunities Fund
The Hartford Checks & Balances Fund[2]	The Hartford Floating Rate Fund		The Hartford MidCap Fund
The Hartford Disciplined Equity Fund	The Hartford Fundamental Growth Fund[3]		The Hartford MidCap Value Fund[3]
The Hartford Diversified International Fund	The Hartford Global Research Fund		The Hartford Value Opportunities Fund
Fund Name	Share	Total	Administrative	12b-1 Fee	Other
	Class	Compensation	Service Fee	(Service	Fee[1]
Fee)
Hartford Mutual Funds, Inc.	R5	__bps	__ bps	__ bps	__ bps
Hartford Mutual Funds II, Inc.
Hartford Mutual Funds, Inc.	Y	__ bps	__ bps	__ bps	__ bps
Hartford Mutual Funds II, Inc.

The following chart shall be used to calculate Fees for Class R5 and Y shares of the following funds:

The Hartford Income Fund[3]	The Hartford Select SmallCap Value Fund[3]		The Hartford Small/Mid Cap Equity Fund[3]
The Hartford Inflation Plus Fund	The Hartford Short Duration Fund[3]		The Hartford Total Return Bond Fund
Fund Name	Share	Total	Administrative	12b-1 Fee	Other
	Class	Compensation	Service Fee	(Service	Fee[1]
Fee)
Hartford Mutual Funds, Inc.	R5	__ bps	__ bps	__ bps	__ bps
Hartford Mutual Funds II, Inc.
Hartford Mutual Funds, Inc.	Y	__ bps	__ bps	__ bps	__ bps
Hartford Mutual Funds II, Inc.

1 The ‘Other Fee’ is not paid on any share class of the following Funds:

The Hartford Target Retirement 2010 Fund The Hartford Target Retirement 2015 Fund The Hartford Target Retirement 2020 Fund

2 Fund does not have Class Y shares.

The Hartford Target Retirement 2025 Fund The Hartford Target Retirement 2030 Fund The Hartford Target Retirement 2035 Fund

3 Fund does not have Class R3, R4, or R5 shares.

The Hartford Target Retirement 2040 Fund The Hartford Target Retirement 2045 Fund The Hartford Target Retirement 2050 Fund

Please contact Hartford Dealer Support to ensure the quarterly invoice includes the appropriate level of detail. An example of an invoice is available upon request. Administrative and Other Fees must be invoiced and or accounted for separately.

Email Invoice To:

MutualFundsDealerSupport@HartfordLife.com

For Questions Contact: Dealer Support:
(888) 843-7824
Opt #2 • ext. 14130